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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------
                           WRIGHT MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 13-4088127
(State of incorporation or organization)      (IRS Employer Identification No.)

                                5677 AIRLINE ROAD
                               ARLINGTON, TN 38002
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE.

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-59732

      Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The Registrant incorporates herein by reference the section entitled "Description of Capital Stock" contained in Prospectus portion of the Registrant's Registration Statement on Form S-1 (File No. 333-59732) as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on April 27, 2001 and any subsequent amendments thereto.

ITEM 2. EXHIBITS

        1. Form of Fourth Amended and Restated Certification of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        2. Form of Amended Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        3. Registration Rights Agreement, dated as of December 7, 1999, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).


        4. Investors Rights Agreement, dated as of December 22, 1999, by and among Warburg, Pincus Equity Partners, L.P., Wright Acquisition Holdings, Inc. and the investors named therein. Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).


        5. Form of Stock Certificate. Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        6. Stockholders Agreement, dated as of December 7, 1999, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).


        7. Amendment No. 1 to the Stockholders Agreement, dated August 7, 2000, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).




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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WRIGHT MEDICAL GROUP, INC.

Date: June 13, 2001


By:   /s/ F. Barry Bays
      -----------------
      Name: F. Barry Bays
      Title: President and Chief Executive Officer



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                           WRIGHT MEDICAL GROUP, INC.
               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM 8-A

        1. Form of Fourth Amended and Restated Certification of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        2. Form of Amended Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        3. Registration Rights Agreement, dated as of December 7, 1999, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        4. Investors Rights Agreement, dated as of December 22, 1999, by and among Warburg, Pincus Equity Partners, L.P., Wright Acquisition Holdings, Inc. and the investors named therein. Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        5. Form of Stock Certificate. Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).

        6. Stockholders Agreement, dated as of December 7, 1999, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-59732).

        7. Amendment No. 1 to the Stockholders Agreement, dated August 7, 2000, by and among Wright Medical Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-59732).